Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-178575 on Form S-3, and in Registration Statement No. 333-162811 on Form S-3, of Ohio Valley Banc Corp of our report dated March 15, 2012 related to the consolidated financial statements and effectiveness of internal controls over financial reporting appearing in this Annual Report on Form 10-K of Ohio Valley Banc Corp for the year ended December 31, 2011.

                                                                          /s/Crowe Horwath LLP
                                                          Crowe Horwath LLP

Louisville, Kentucky
March 15, 2012